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                                                                     EXHIBIT 1.1
                             BANK MUTUAL CORPORATION

                          4,692,782 to 8,701,000 Shares
                                 of Common Stock
                           (par value $.01 per share)

AGENCY AGREEMENT

September 8, 2000

Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey  07039-5817

Ladies and Gentlemen:

         Bank Mutual Corporation, a to-be-formed federal subsidiary holding company (the "Company"), Mutual Savings Bank (the "Bank"), a Wisconsin mutual savings bank that is converting into a federal stock savings bank (the "Charter Conversion"), and Mutual Savings Bancorp, MHC (the "MHC") hereby confirm their agreement with Ryan, Beck & Co., Inc. ("Ryan, Beck") (the "Selling Agent") for Ryan, Beck to serve as agent of the Company to assist the Company in the sale of the Company's common stock ("Common Stock") in a subscription offering, and if necessary, a community offering and/or a syndicated community offering. The Offering, as defined below, is part of and is being conducted in connection with the Bank's restructuring into the mutual holding company form of organization.

         Simultaneous with or immediately after the consummation of the Offering, the Company will acquire First Northern Capital Corp. ("First Northern Capital") in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of February 21, 2000 (the "Merger Agreement"). First Northern Capital is the holding company of First Northern Savings Bank, SA ("First Northern Savings"). The Merger will be accomplished in accordance with the laws of the United States and the State of Wisconsin and applicable regulations of the OTS and State of Wisconsin Department of Financial Institutions (the "Wisconsin Department"), which laws and the regulations are collectively referred to herein as the "Merger Regulations." Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each outstanding share of common stock of First Northern Capital ("First Northern Common Stock") will be converted into either $15.00 in cash or
1.5 shares of Common Stock. The percent of First Northern Common Stock converted into Common Stock will be between 40% and 70% of the outstanding shares of First Northern Common Stock; the precise number will be chosen by the Bank. The balance of the First Northern Common Stock will be converted into cash. At least 40% of the First Northern Common Stock must be converted into Common Stock. If shares of Common Stock are available after all orders have been filled in the subscription offering, Bank Mutual may, at its option, issue any amount of such


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available shares to former First Northern shareholders, in lieu of cash. Under no circumstances, however, will more than 70% of the consideration in the Merger be paid in Common Stock. The Merger is expected to close simultaneously with or immediately after consummation of the Reorganization. The Offering and the Merger are separate, distinct transactions, but one will not occur without the other. The Charter Conversion, the Offering and the Merger are sometimes collectively referred to herein as the "Reorganization." The Company, the MHC, the Bank, First Northern Capital and First Northern Savings are sometimes hereinafter collectively referred to as the "Constituent Institutions." The Company, the MHC and the Bank are sometimes hereinafter collectively referred to as the "Primary Parties". The Company, the MHC, First Northern Capital, First Northern Savings, and their respective subsidiaries are sometimes hereinafter referred to as the "combined institution".

         The following applications have been filed with the OTS: (i) Holding Company Applications on Forms H-(e)1 and H-(e)3 (together, the "Holding Company Application"); (ii) a Charter Conversion Application (the "Charter Conversion Application"); (iii) a Form MHC-1 Notice of Mutual Holding Company Reorganization (the "Form MHC-1 Notice"); and (iv) a Form MHC-2 Application for Approval of a Minority Stock Issuance (the "Form MHC-2 Application"). All amendments to the foregoing required to the date hereof have also been filed. The Holding Company Application, the Charter Conversion Application, the Form MHC-1 Notice and the Form MHC-2 Application are referred to herein collectively as the "Reorganization Applications." The Reorganization Applications have been filed pursuant to applicable laws of the United States and Wisconsin and regulations of the OTS and Wisconsin Department (together with the Merger Regulations, the "Reorganization Regulations").

         The Company, in accordance with the Plan of Restructuring, is offering, in a subscription offering by way of nontransferable subscription rights, shares of Common Stock ("Shares") for a purchase price of $10.00 per share (the "Purchase Price") in descending order of priority to (i) the Bank's Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of January 31, 1999); (ii) the Bank's Employee Stock Ownership Plan (the "ESOP") (for a total of up to 8% of the Shares issued in the Offering); (iii) the Bank's Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of June 30, 2000); (iv) depositors with accounts at the Bank on August 31, 2000 who do not qualify as Eligible Account Holders or Supplemental Eligible Account Holders; and (v) directors, officers and employees of the Bank who are not Eligible Account Holders or Supplemental Eligible Account Holders (the "Subscription Offering"). Shares not purchased in the Subscription Offering may be offered to the general public in a community offering with preference given to Wisconsin residents who reside in Wisconsin counties in which the Bank or First Northern Savings have offices (the "Community Offering"). It is acknowledged that the purchase of Shares in the Subscription and Community Offering is subject to the maximum and minimum purchase limitations described in the Plan of Restructuring, and that the Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all orders in the Community Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in a syndicated


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community offering (the "Syndicated Community Offering") to eligible members of the general public on a best efforts basis by approved broker-dealer firms which may include the Agent ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD"). The Subscription Offering and any Community Offering and/or Syndicated Community Offering are referred to collectively herein as the "Offering." Except pursuant to qualified employee benefit plans adopted by the Company or the Bank, generally no individual may purchase in the Offering more than 80,000 Shares; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-39362) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement becomes effective is hereinafter called the "Subscription Prospectus," except that if the Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Subscription Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the Commission for filing.

         SECTION 1. Appointment of the Selling Agent; Compensation to the Selling Agent. Subject to the terms and conditions set forth below, and on the basis of the representations, warranties and agreements hereinafter set forth, the Company hereby appoints Ryan, Beck as its agent to consult with and advise the Company and the Bank, and to solicit subscriptions and purchase orders for Shares on behalf of the Company, in connection with the Company's offering of Shares in the Subscription and Community Offerings. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Ryan, Beck accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in Section 3 of the Engagement Letter between the Selling Agent and the Bank dated as of February 3, 2000, and amended as of June 20, 2000, included as Exhibit A attached hereto, and to use their best efforts to solicit subscriptions and purchase orders for Shares in accordance with this Agreement; provided, however, that the Selling Agent shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order.

         If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in this Syndicated Community


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Offering. On the basis of the representations and warranties of the Primary
Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in any Syndicated Community Offering.

         In addition to the reimbursement of the expenses specified in Sections 6, 7 and 8 hereof, the Selling Agent shall receive and the Primary Parties shall pay (i) an advisory and administrative fee of $100,000 (the "Management Fee") ($50,000 of which has been paid) for the advisory, administrative and marketing services described in Exhibit A and payable as set forth as Exhibit A), and (ii) a fee of 1.5% of the dollar amount paid for the Shares sold in the Subscription Offering and Community Offering (the "Marketing Fee"), excluding shares purchased by officers, directors, employees (and immediate family thereof) of the Primary Parties and employee benefit plans of the Primary Parties, and excluding any shares that are issued in the Merger in exchange for between 40% and 70% of the outstanding shares of First Northern Common Stock. For purposes of the immediately preceding sentence, "immediate family" means a person's spouse, siblings, parents and children who live in the same house with such person. If other shares that are otherwise available to be sold in the Community Offering are, at the Bank's option, used for distribution to First Northern shareholders in connection with the Merger, the Primary Parties shall also pay the Selling Agent a fee of 1.5% of the dollar amount of such shares, up to a maximum of $100,000. In addition, the Primary Parties shall pay the Selling Agent a fee equal to 1.5% of the aggregate Purchase Price of the Shares sold in any Syndicated Community Offering. Assisting Brokers, which may include the Selling Agent will also be paid for the shares that they sell, such that the aggregate fee paid to the Selling Agent and the Assisting Brokers will be 5.5% of the aggregate Purchase Price of the Shares sold by them in the Syndicated Community Offering. Assisting Brokers will not be utilized without the prior approval of the Primary Parties, and it is agreed that Agent will manage the Assisting Brokers, if any, in the Syndicated Offering.

         If (i) the Reorganization is abandoned or terminated by the Company;
(ii) the Offering is not consummated by March 31, 2001; (iii) the Selling Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since December 31, 1999; or
(iv) immediately prior to the commencement of the Offering, the Selling Agent terminates this Agreement because, in its reasonable judgment, formed in good faith after reasonable determination and consideration of all relevant factors, the Primary Parties have failed to satisfactorily disclose all relevant information in the Registration Statement, the Subscription Prospectus and the Reorganization Applications or the Selling Agent determines that market conditions exist which might render the sale of the Shares by the Company inadvisable, the Company will pay the Management Fee to the Selling Agent, such fee to serve as compensation for its advisory and administrative services as set forth in Exhibit A hereto, in addition to reimbursement of the Selling Agent's reasonable out-of-pocket expenses as set forth in Section 6 hereof. If there is a resolicitation of subscriptions for any reason, and the Selling Agent is required to provide significant additional services or expend significant additional time, the parties shall mutually agree to the dollar amount of the additional compensation due,


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including additional expenses incurred in connection therewith, including attorneys' fees and expenses.

         The compensation specified above shall be payable (to the extent not already paid) to the Selling Agent in next day clearinghouse funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Primary Parties to terminate or abandon the Reorganization or the termination of this Agreement by the Selling Agent or the Primary Parties in accordance with the preceding paragraph. The Bank and the Company agree to reimburse the Selling Agent from time to time for the costs and expenses specified in Section 6 hereof, to the extent such costs and expenses are reasonably incurred by the Selling Agent, promptly upon receiving a reasonable accounting of such costs and expenses.

         Section 2. Closing Date; Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Reorganization and the Offering are satisfied, the Company agrees to issue or have issued the Shares sold in the Offering and to release for delivery certificates evidencing such Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(p) hereof and by the authorized withdrawal of funds from deposit accounts at the Bank in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 9 hereof shall have been complied with to the reasonable satisfaction of the Selling Agent and its counsel. Such release, withdrawal and payment shall be made on the Closing Date, on a business day and at a time and place selected by the Selling Agent, which date and place shall be acceptable to the Bank and the Company, on at least two business days prior notice to the Bank and the Company (it being understood that such business day shall not be more than ten business days after the termination of the Offering), or such other time or place as shall be agreed upon by the Selling Agent, the Bank and the Company. Certificates evidencing the Shares sold in the Offering shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof are called the "Closing Date."

         SECTION 3. Prospectus; Offering. The Shares are to be offered in the Offering at $10.00 per share, as set forth on the cover page of the Prospectus. There will be a maximum and minimum number of Shares offered. The number of Shares offered may be changed by the Company after consultation with the Selling Agent, subject to the provisions of the Reorganization, depending on market and financial conditions.

         SECTION 4A. Representations and Warranties; Certain Covenants of the Primary Parties. The Primary Parties jointly and severally represent and warrant to and covenant with the Selling Agent as follows:

         a. The Registration Statement was declared effective by the Commission on September 8, 2000. At the time the Registration Statement, including the Prospectus contained


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therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any preliminary or final Prospectus or any Sales Information (as defined in Section 7 hereof) authorized by any Primary Party for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus is filed with the Commission and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus or any Sales Information authorized by any Primary Party for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from the Registration Statement, any preliminary or final Prospectus or any Sales Information made in reliance upon and in conformity with information furnished in writing to the Primary Parties by the Selling Agent expressly regarding the Selling Agent for use under the captions "The Reorganization and Stock Offering--Marketing Arrangements in the Subscription and Community Offering" and "The Reorganization and Stock Offering--Public Offering" in the Prospectus.

         b. The Company has filed with the OTS the Reorganization Applications, the Registration Statement and the Prospectus, each of which included exhibits and supplemental material, and has filed an amendment or amendments thereto, as required, and has published notice of such filings, as required. The Reorganization Applications have been or prior to the Closing Date will be approved by the OTS; and the Reorganization has been approved by the Board of Directors of the Bank, and prior to the completion of the Reorganization, the Company, the MHC, and members of the Bank.

         c. At the Closing Date, (i) the Charter Conversion will have been effected in accordance with the laws of the United States and Wisconsin, and regulations of the OTS and Wisconsin Department and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Charter Conversion imposed upon the Primary Parties by the OTS, any state regulatory authority or any other regulatory authority; (ii) the Reorganization and the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Reorganization and the Offering imposed upon the Primary Parties by the Commission, the OTS, any state regulatory authority or any other regulatory authority, and (iii) the Constituent Institutions will have completed the conditions precedent to the Merger in accordance with the Merger Agreement, and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Constituent Institutions by the OTS or any other regulatory authority, other than those which


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the regulatory authority permits to be completed after the effective time of the
Merger ("Effective Time").

         d. No order has been issued by the OTS or any state regulatory authority preventing or suspending the use of the Prospectus, and no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Reorganization or the Offering is pending or threatened.

         e. At the time of the approval of the Reorganization Applications by the applicable regulatory authorities (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Reorganization Applications complied and will comply in all material respects with the Reorganization Regulations. The Prospectus contained in the Reorganization Applications (including any amendment or supplement thereto), at the time of the approval of the Reorganization Applications by the OTS and at all times subsequent thereto until the Closing Date and the Effective Time, complied and will comply in all material respects with the Reorganization Regulations.

         f. RP Financial, LC. ("RP Financial"), which prepared the Independent Valuation dated as of June 9, 2000 and updated as of August 25, 2000, described in the Prospectus, is independent with respect to the Primary Parties within the meaning of the Plan and the Reorganization Regulations and is believed by the Primary Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Primary Parties believe that RP Financial has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Reorganization Regulations.

         g. Ernst & Young LLP ("Ernst & Young"), the firm which certified the financial statements of the Bank filed as part of the Registration Statement, is, with respect to the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations. Wipfli Ullrich Bertelsen LLP ("Wipfli"), the firm which certified the financial statements of First Northern Capital filed as part of the Registration Statement, is, with respect to First Northern Capital and First Northern Savings, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

         h. The consolidated financial statements, together with the related schedules and notes thereto, included in the Registration Statement and which are part of the Prospectus present fairly the financial condition, results of operations, changes in retained earnings and cash flows of (i) the Bank and its consolidated subsidiaries and (ii) to the best knowledge of the Primary Parties, First Northern Capital and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations. The Bank's and, to the best knowledge of the Primary Parties, First Northern Capital's financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated


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therein and are consistent with financial statements and other reports filed by each of them with the OTS, the FDIC or the Wisconsin Department except to the extent that accounting principles employed in such filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The Bank's and, to the best knowledge of the Primary Parties, First Northern Capital's other financial, statistical and pro forma information and related notes thereto included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Bank and/or First Northern Capital included in the Registration Statement and which are part of the Prospectus, and as to the pro forma adjustments, such adjustments have been properly applied on the basis described therein.

         i. With respect to the Primary Parties or their subsidiaries, and to the best knowledge of the Primary Parties, with respect to First Northern Capital, First Northern Savings or their subsidiaries, since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the Primary Parties, First Northern Capital, First Northern Savings, or their respective subsidiaries (the "combined institution"), taken as a whole, whether or not arising in the ordinary course of business, (ii) there has not been any material increase in the long-term debt of the combined institution, taken as a whole, nor have the Primary Parties, First Northern Capital, First Northern Savings or their respective subsidiaries issued any securities or incurred any liability or obligations for borrowing other than in the ordinary course of business, (iii) there have not been any material transactions entered into by the Primary Parties, First Northern Capital, First Northern Savings or their respective subsidiaries, except those transactions entered into in the ordinary course of business and those specifically described in or contemplated by the Prospectus, including the execution of loan documents pertaining to the ESOP, and (iv) the capitalization, liabilities, assets, properties and business of the Primary Parties, First Northern Capital, First Northern Savings and their respective subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus. The Primary Parties, First Northern Capital, First Northern Savings and their subsidiaries have no material liability of any kind, contingent or otherwise, except as reflected in the financial statements filed as part of the Registration Statement or otherwise set forth in the Prospectus.

         j. The Company will be formed as a federal subsidiary holding company, and the MHC will be formed as a federal mutual holding company, both will be duly organized and validly existing and in good standing under the laws of the United States and regulations of the OTS with the corporate power and authority to conduct their business and own their property as described in the Registration Statement and Prospectus, as of the Closing Date.

         k. The Bank is a Wisconsin savings bank, duly organized and validly existing and in good standing or active status under the laws of the State of Wisconsin with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus under Wisconsin law. Upon completion of the Charter Conversion, the Bank will be a duly organized and validly existing federally chartered savings bank and after


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the Reorganization will continue as such, and will have the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus under the Home Owners' Loan Act ("HOLA") and the regulations thereunder.

         l. First Northern Capital is a Wisconsin corporation, validly existing and in active status under the laws of the State of Wisconsin with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. First Northern Savings is a Wisconsin-chartered savings and loan association, validly existing under the laws of the State of Wisconsin with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus.

         m. The Primary Parties and their subsidiaries, and, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings and their subsidiaries, have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect. The Primary Parties and their subsidiaries and, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings and their subsidiaries, are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their respective businesses; and none of the Primary Parties, and to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings or their subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, alone or in the aggregate, if subject to an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business, the financial condition or the net income, affairs or prospects of the combined institution taken as a whole.

         n. The articles of incorporation, charter or similar instruments of the Primary Parties and, to the best knowledge of the Primary Parties, First Northern Capital and First Northern Savings are in full force and effect; no conservator or receiver has been appointed for any of the Primary Parties, or, to the best knowledge of the Primary Parties, for First Northern Capital or First Northern Savings; and the Bank and First Northern Savings are each operating as an insured depository institution. Each of the Primary Parties, and, to the best knowledge of the Primary Parties, each of First Northern Capital and First Northern Savings is duly qualified to transact business and is in good standing or active status in each jurisdiction in which its ownership or leasing of property or the conduct of its business (currently and as contemplated following the Reorganization) requires such qualification unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the combined institution, taken as a whole.

         o. Upon consummation of the Reorganization, all of the outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable; and all such stock will be owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions. Each of the Primary Parties, and, to the best knowledge of the


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Primary Parties, First Northern Capital, and First Northern Savings do not own
equity securities or any equity interest in any other business enterprise except as described in the Prospectus; each of the subsidiaries of the Primary Parties and, to the best knowledge of the Primary Parties, of First Northern Capital and First Northern Savings, has been duly organized and is validly existing and in good standing or active status under the laws of its jurisdiction of organization with the authority to conduct its business and own its property as described in the Registration Statement and the Prospectus; all of the outstanding stock of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable except as provided pursuant to Wis. Stat. ss.180.0622(2)(b); all such stock is owned directly by the Company, First Northern Capital or First Northern Savings, as the case may be, free and clear of all liens, encumbrances, claims or other restrictions; and each of the subsidiaries is duly qualified to transact business and is in good standing or active status in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a material adverse effect on the operations of the combined institution, taken as a whole. The activities of the Bank's subsidiaries are permitted to subsidiaries of Wisconsin-chartered and federally chartered savings banks, and to the best knowledge of the Primary Parties, the activities of the First Northern Savings' subsidiaries are permitted to subsidiaries of a Wisconsin-chartered savings and loan associations, in each case by the rules, regulations, policies and practices of the Wisconsin Department (in the case of the Bank's and First Northern Savings' subsidiaries), the OTS (in the case of subsidiaries of the Bank), and any other state or federal authority having jurisdiction over such matters.

         p. The deposit accounts of the Bank and, to the best knowledge of the Primary Parties, First Northern Savings are, and following the Closing Date of the Reorganization the deposit accounts of the Bank will be, insured by the FDIC, up to the maximum amounts allowed by law. Upon consummation of the Reorganization, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders ("Liquidation Account") will be duly established in accordance with the requirements of the Reorganization Regulations.

         q. Upon consummation of the Reorganization, the authorized equity capital of the Company will consist of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Prospectus under the caption "Pro Forma Capitalization"; no shares of Common Stock, or securities exercisable into or exchangeable for shares of the Common Stock, will have been issued prior to the Closing Date (other than shares received by the Bank in the formation of the Company, which shares will be cancelled upon consummation of the Reorganization or the shares received by the MHC); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable, the issuance of the Shares is not subject to any preemptive rights; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the


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purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

         r. As of the date hereof and as of the Closing Date, none of the Primary Parties or any subsidiary, or, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary is or will be in violation of its charter or By- Laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties, and this Agreement has been validly executed and delivered by the Primary Parties and is the valid, legal and binding obligation of the Primary Parties, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the charter or By-Laws of the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary, or any material contract, lease or other instrument to which the Primary Parties, or, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary is a party or in which the Primary Parties, or, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties, or to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Primary Parties, or, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary.

         s. The Primary Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

         t. The Primary Parties and, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings, and their respective subsidiaries have good and marketable title to all properties and assets which are material to the business of the combined institution taken as a whole, including those properties and assets described in the Prospectus as owned by them, free and clear of all liens, except such liens as are described in the Prospectus or are not materially significant or important in relation to the business of the combined institution and its subsidiaries on a consolidated basis; and all leases and subleases which are material to the business of the combined institution taken as a whole under which the Primary Parties, First Northern Capital, First Northern Savings, or any subsidiary holds properties, including those leases and subleases described in the Prospectus, are in full force and effect.

         u. As of the date hereof and as of the Closing Date and the Effective Date, the Primary Parties and, to the best knowledge of the Primary Parties, First Northern Capital, and First Northern Savings, are not and will not be in violation of any directive from the Commission, the OTS, the FDIC, the Board of Governors of the Federal Reserve System ("FRB"), the Wisconsin Department or any other agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of such governmental agencies), and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Primary Parties, threatened, which might materially and adversely affect the Reorganization or the Merger, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the combined institution taken as a whole, or which would materially affect its respective properties and assets.

         v. The Primary Parties have received an opinion of their counsel, Quarles & Brady LLP, Milwaukee, Wisconsin, with respect to the federal and Wisconsin state income tax consequences of the Reorganization; the tax opinion of Quarles & Brady LLP, is accurately summarized in the Reorganization Applications and the Prospectus. The facts and representations upon which such opinions are based are truthful, accurate and complete, and no Primary Party will take any action inconsistent therewith.

         w. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any Primary Party or any subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any Primary Party or subsidiary thereof is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to the Primary Parties and their subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the Primary Parties, threatened any action or proceeding wherein the Primary Parties or any subsidiary would or might be alleged to be in default thereunder. To the best knowledge of the Primary Parties, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of First Northern Capital, First Northern Savings or any subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which First Northern Capital, First Northern Savings or any subsidiary is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to First Northern Capital, First Northern Savings and its subsidiaries, taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein First Northern Capital, First Northern Savings or any subsidiary would or might be alleged to be in default thereunder.

         x. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Primary Parties or any subsidiary has or will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Primary Parties taken as a whole.

         y. The Primary Parties and, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings and their subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payment of all taxes due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority.

         z. Except as disclosed in the Prospectus with respect to the ESOP, none of the Primary Parties and, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings or any subsidiary has made any payment of funds of the Primary Parties, First Northern Capital, First Northern Savings or any subsidiary as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         aa.      Prior to the Reorganization, the Bank is not authorized to issue capital stock. Prior to the completion of the Reorganization none of the Primary Parties will have: (i) other than as described in the Prospectus issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and the Merger and routine purchases and sales of securities for or from its portfolio; (iii) entered into a financial or management consulting agreement relating to the sale of stock, except as contemplated hereunder and in connection with the Merger; or (iv) engaged any intermediary between the Selling Agent and any Primary Party in connection with any offering of shares of its capital stock, and no person is being compensated in any manner for such service.

         bb.      Neither the Primary Parties, nor to the best knowledge of the
Primary Parties, First Northern Capital, or First Northern Savings is required to be registered under the Investment Company Act of 1940, as amended.

         cc.      To the knowledge of the Primary Parties, the Company has taken all necessary action to make such filings and/or to qualify or register or obtain an exemption from registration for the Shares for offer and sale in the Offering and the Merger under the securities or Blue Sky laws of all jurisdictions wherein such Shares will be offered which require such filings and/or qualification or registration or exemption from registration.

         dd.      All Sales Information used by the Company in connection with the Offering that is required by the Reorganization Regulations to be filed has been filed with and approved by the applicable regulatory authority.

         ee.      Except for information provided in writing to the Primary
Parties by the Selling Agent for use in the Prospectus, the Primary Parties have not relied upon the Selling Agent or its legal or other advisors for any legal, tax or accounting advice in connection with the Reorganization.

         ff.      To the best knowledge of the Primary Parties, each of the
Primary Parties, First Northern Capital, First Northern Savings and their respective subsidiaries is in compliance with all laws, rules and regulations relating to environmental protection, except where such failure would not have a material adverse effect on the financial condition of the combined institution taken as a whole, and none of the Primary Parties, or, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings or any subsidiary has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law. No actions, suits, regulatory investigations or other proceedings are pending, or, to the knowledge of the Primary Parties, threatened against any Primary Party, or, to the best knowledge of the Primary Parties, against First Northern Capital, First Northern Savings or any subsidiary relating to environmental protection, nor does any Primary Party have any knowledge upon which to believe any such proceedings may be brought against any of such entities. To the best knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties owned, operated or leased by, or pledged to, any Primary Party, First Northern Capital, First Northern Savings or any subsidiary, except such disposal, release or discharge which would not have a material adverse effect on the combined institution taken as a whole.

         gg.      No labor dispute with the employees of any Primary Party, or, to the best knowledge of the Primary Parties, First Northern Capital, First Northern Savings or any subsidiary exists or, to the knowledge of the Primary Parties, is imminent.

         hh.      All of the loans represented as assets on the most recent
financial statements or selected financial information of the Bank and, to the best knowledge of the Primary Parties, First Northern Capital included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the combined institution taken as a whole.

         ii. Any certificate signed by an officer of any Primary Party and delivered to the Selling Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Primary Party to the Selling Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 4B. Representations and Warranties; Certain Covenants of the Selling Agent. The Selling Agent represents and warrants to the Primary Parties as follows:

         a. The Selling Agent is registered as a broker-dealer with the Commission and the NASD, and no withdrawal of its registration is pending, or, to the knowledge of the Selling Agent, threatened. The Selling Agent is in good standing with the SEC and the NASD.

         b. The Selling Agent is validly existing and in good standing as a corporation under the laws of the State of New Jersey and has all of the necessary corporate power and authority to provide the services to be furnished to the Primary Parties hereunder.

         c. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Selling Agent, and this Agreement is a legal, valid and binding obligation of the Selling Agent, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The Selling Agent has all corporate power and authority necessary to perform all of its obligations under this Agreement.

         d. The Selling Agent and, to the Selling Agent's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Selling Agent shall be duly authorized and shall have all licenses, approvals and permits necessary to perform the services to be rendered pursuant to this Agreement, and Ryan, Beck is a registered selling agent in all U.S. jurisdictions, and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Reorganization is consummated or terminated.

         e. The execution and delivery of this Agreement by the Selling Agent, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or By-Laws of the Selling Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Selling Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

         f. Any funds received by the Selling Agent to purchase Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934 (the "1934 Act").

         g. There is not now pending or, to the Selling Agent's knowledge, threatened against the Selling Agent any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Selling Agent's activities as a broker-dealer.

         h. No action, suit, charge or proceeding is pending, or to the knowledge of the Selling Agent, threatened, against the Selling Agent, which, if determined adversely to the Selling Agent, would have a material adverse effect upon the ability of the Selling Agent to perform its obligations under this Agreement.

         i. The NASD, upon review of the terms of this Agreement, shall not have objected to the Selling Agent's performance of its obligations hereunder or the terms herein set forth.

         SECTION 5: Additional Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Selling Agent as follows:

         a. The Primary Parties will not file any amendment or supplement to the Registration Statement or any Reorganization Application without notifying the Selling Agent of its intention to do so and providing the Selling Agent and its counsel an opportunity to review such amendment or supplement, nor will any Primary Party file any such amendment or supplement to which the Selling Agent or its counsel shall reasonably object.

         b. The Primary Parties will use their best efforts to cause each Reorganization Application not heretofore approved to be approved by the applicable regulatory authority and will promptly upon receipt of any information concerning the events listed below notify the Selling Agent: (i) of the approval of any Reorganization Application not heretofore approved; (ii) of the receipt of any comments from the OTS or any other governmental entity with respect to the Charter Conversion, the Reorganization, the Merger or the transactions contemplated by this Agreement; (iii) of the request by the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus or any Reorganization Application or for additional information; (iv) of the issuance by the Commission, the OTS or any other governmental entity of any order or other action suspending the Charter Conversion, the Reorganization or the Merger or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Reorganization Regulations, the 1933 Act, 1933 Act Regulations or other applicable law, or the threat of any such action; (v) of the issuance by the Commission, the OTS or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement or any Reorganization Application or of the initiation or threat of any proceedings for such purpose; or (vi) of the occurrence of any event mentioned in paragraph (f) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Primary Parties will provide copies of the foregoing comments, requests and orders to the Selling Agent upon receipt of such items.

         c. The Primary Parties will deliver to the Selling Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: each Reorganization Application as originally filed and each amendment or supplement thereto and the Registration Statement as originally filed and each amendment thereto. In addition, the Primary Parties will also deliver to the Selling Agent such number of copies of the closing documents with respect to the Reorganization and the Offering as the Selling Agent may reasonably request.

         d. The Primary Parties will furnish to the Selling Agent, from time to time during the period when the Prospectus is required to be delivered under federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity, such number of copies of the Prospectus (as amended or supplemented) as the Selling Agent may reasonably request for the purposes contemplated by such federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity. The Company authorizes the Selling Agent to use the Prospectus (as amended or supplemented) for any lawful manner in connection with the sale of the Shares.

         e. The Primary Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, the OTS, any state regulatory authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the Reorganization Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the "1934 Act Regulations").

         f. If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any Primary Party shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Primary Parties will, at their expense, forthwith prepare, file with the Commission and furnish to the Selling Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Selling Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

         g. The Primary Parties will take all necessary actions, in cooperation with the Selling Agent, and furnish to whomever the Selling Agent may direct such information as may be required to qualify or register or exempt from registration the Shares for the Offering and sale by the Company under the applicable securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not otherwise required to be so qualified. In each jurisdiction where any of the Shares shall have been so qualified or registered, or exempted from registration, the Company will make and file such statements and reports as are or may be required by the laws of such jurisdiction.

         h. The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Selling Agent, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with the Merger or any other plan or arrangement, including but not limited to a stock option plan and a management recognition plan, described in the Prospectus.

         i. During the period in which the Company's Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows of the Primary Parties as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date) financial information of the Primary Parties for such quarter in reasonable detail.

         j. During the period of three years from the date hereof, the Company will furnish to the Selling Agent: (i) promptly after it becomes available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports of Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and each press release and material news item and article released by the Company or the Bank, and (ii) from time to time, such other public information concerning the Primary Parties as the Selling Agent may reasonably request.

         k. The Primary Parties will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         l. Other than as permitted by the Reorganization Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, neither the Company nor the Bank will distribute any Prospectus or other Sales Information in connection with the offer and sale of the Shares.

         m. The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

         n. The Company will register the Common Stock under Section 12(g) of the 1934 Act effective on or prior to the Closing Date.

         o. The Company will use its best efforts to obtain approval for, effective on or prior to the Closing Date, and maintain quotation of the Common Stock on the Nasdaq National Market System.

         p. The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Subscription and Community Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date or until the Offering is terminated in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

         q. The Primary Parties will take such actions and furnish such information as are reasonably requested by the Selling Agent in order for the Selling Agent to ensure compliance with Article III, Section 1, of the NASD's Rules of Fair Practice and the NASD's "Interpretation to Free Riding and Withholding."

         r. The Primary Parties will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the OTS.

         s. The Primary Parties will not amend the Plan without the Selling Agent's prior written consent in any manner that, in the opinion of the Selling Agent, would affect the sale of the Shares or the terms of this Agreement, which approval shall not be unreasonably withheld.

         t. The Primary Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Selling Agent specified in Section 9 hereof.

         u. Prior to the Closing Date, the Primary Parties shall have received approval of each Reorganization Application required to consummate the Merger, and all applicable waiting periods shall have expired.

         SECTION 6. Payment of Expenses. Whether or not the Reorganization is completed or the sale of the Shares by the Company is consummated, the Primary Parties jointly and severally agree to pay all expenses incident to the performance of the obligations of any Primary Party under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates evidencing the Shares sold to the purchasers in the Offering and the printing and delivery of all other documents applicable to the Reorganization and the Merger; (ii) the fees and disbursements of the Primary Parties' counsel, accountants and other advisors; (iii) the qualification, or registration or exemption from registration of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey concerning such jurisdictions as the Selling Agent may reasonably designate; (iv) the printing and delivery to the Selling Agent in such quantities as the Selling Agent shall reasonably request of copies of the Registration Statement, the Prospectus and the Reorganization Applications as originally filed and as amended or supplemented and all other documents in connection with the Reorganization and this Agreement; (v) the filing fees incurred in connection with the review of the Registration Statement, the Reorganization Applications and any other application, form or filing by the Commission and the OTS; (vi) the filing fees and the fees and disbursements of counsel (subject to the limitations stated below) incurred in connection with the review of the Offering by the NASD; (vii) the fees for listing the Shares on the Nasdaq National Market System; (viii) the fees and expenses relating to the Independent Valuation; (ix) the fees and expenses relating to advertising expenses, temporary personnel expenses, expenses related to the Stock Information Center to be established, investor meeting expenses and other miscellaneous expenses relating to the marketing of the Shares; and (x) the fees and charges of any transfer agent, registrar or other agent. In the event that the Selling Agent incurs any such expenses on behalf of the Primary Parties, the Primary Parties will pay or reimburse the Selling Agent for such expenses regardless of whether the Reorganization is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph. The Selling Agent will not incur any single expense of more than $5,000 pursuant to this paragraph without the prior approval of the Company or the Bank.

         The Primary Parties also agree to reimburse Ryan, Beck for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Ryan, Beck in connection with the services contemplated hereunder. Ryan, Beck will not incur legal fees (excluding the out-of-pocket expenses of counsel) in excess of $75,000 without the approval of the Primary Parties. The parties acknowledge, however, that the legal fee cap may be increased by the mutual consent of the Primary Parties and Ryan, Beck in the event of any circumstances which result in material additional work on the part of Ryan, Beck's counsel. Other out-of-pocket expenses of Ryan, Beck will not exceed $35,000 unless mutually agreed to by parties hereto based upon delay or unforeseen circumstances. Not later than two days before the Closing Date, Ryan, Beck will provide the Primary Parties with a detailed accounting of reimbursable expenses to be paid on the Closing Date.

         Section 7.  Indemnification.

         a. The Primary Parties jointly and severally agree to indemnify and hold harmless the Selling Agent, its officers, directors, agents and employees and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph (c) below), joint or several, that the Selling Agent or any of such persons may suffer or to which the Selling Agent or any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Selling Agent and any of such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Selling Agent or any of such persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statement, of any material fact contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or any application or other document, advertisement or communication prepared, made or executed by or on behalf of any Primary Party or based upon written information or statements furnished or made by any Primary Party or its representatives (including counsel) whether or not filed in any jurisdiction in order to register or qualify any or all of the Shares under the securities law thereof (the "Sales Information"); (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by a Primary Party and distributed in connection with the Offering; except to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission of a material fact from, any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by any Primary Party and distributed in connection with the Offering made in reliance upon and in conformity with information furnished in writing to any Primary Party by the Selling Agent or their representatives (including counsel) regarding the Selling Agent expressly for use in the Prospectus, which the Primary Parties acknowledge includes only the information contained in the Prospectus under the caption "The Restructuring and the Offering--Marketing Arrangements"; nor shall indemnification be required for material oral misstatements to a purchaser of Shares made by the Selling Agent which are not based upon information provided by any Primary Party in writing or based upon information contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or the Sales Information or other documentation prepared by a Primary Party and distributed in connection with the Reorganization. In addition, no Primary Party will be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the Selling Agent's bad faith, misconduct or negligence in performing the services to be performed by the Selling Agent under this Agreement. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act. For purposes of this
Section 7, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs and out-of-pocket costs. The foregoing agreement to indemnify shall be in addition to any liability any Primary Party may otherwise have to the Selling Agent or the persons entitled to the benefit of these indemnification provisions.

         b. The Selling Agent agrees to indemnify and hold harmless the Primary Parties, their respective officers, directors, agents and employees and each person, if any, who controls a Primary Party within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph
(c) below), joint or several, that they or any of such persons may suffer or to which they or any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any of such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them or any of such persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by any Primary Party and distributed in connection with the Offering; or

(ii) arise out of or which are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that obligations of the Selling Agent under this paragraph shall exist only if and to the extent that such untrue statement or alleged untrue statement was made in, or such omission or alleged omission was from, any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by any Primary Party and distributed in connection with the Offering in reliance upon and in conformity with information furnished in writing to any Primary Party by the Selling Agent or its representatives (including counsel) regarding the Selling Agent expressly for use in the Prospectus, which the Primary Parties acknowledge includes only the information contained in the Prospectus under the caption "The Restructuring and the Offering--Marketing Arrangements." In addition, the Selling Agent will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from any Primary Party's bad faith, misconduct or negligence. The foregoing agreement to indemnify shall be in addition to any liability the Selling Agent may otherwise have to the Primary Parties or the persons entitled to the benefit of these indemnification provisions.

         c. Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened) or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 and
Section 8 herein. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one firm of attorneys for the indemnified parties (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those of the other indemnified parties) in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit effected without its prior written consent.

         d. The agreement contained in this Section 7 and in Section 8 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Selling Agent or its directors, officers, agents, employees or controlling persons or by or on behalf of the Primary Parties or their respective directors, officers, agents, employees or controlling persons; (ii) delivery of and payment hereunder for the Shares; or
(iii) any termination of this Agreement.

         Section 8. Contribution. If the indemnification of an indemnified party provided for in Section 7 of this Agreement is for any reason held unenforceable, the Primary Parties, on the one hand, and the Selling Agent, on the other, agree to contribute to the losses, liabilities, claims, damages and expenses for which such indemnification is held unenforceable: (i) in such proportion as is appropriate to reflect the relative benefits to the Primary Parties, on the one hand, and the Selling Agent, on the other, of the Reorganization as contemplated (whether or not the Reorganization is consummated), or (ii) if the application provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Primary Parties, on the one hand, and the Selling Agent, on the other, as well as other equitable considerations. The Primary Parties agree that for the purposes of this Section 8, the relative benefits to the Primary Parties and the Selling Agent of the Reorganization as contemplated shall be deemed to be in the same proportion that the total net proceeds from the Reorganization and the Offering received by the Bank and the Company in connection with the Reorganization bear to the total fees paid or to be paid to the Selling Agent under this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 8, each of the Selling Agent's officers and directors and each person, if any, who controls the Selling Agent within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Selling Agent, and each of the Primary Parties' officers and directors and each person, if any, who controls the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect to which a claim for contribution may be made against another party, notify such other party, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 8. The Primary Parties and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by other method of allocation that does not take into account the equitable considerations referred to in this Section 8.

         Section 9. Conditions of the Selling Agent's Obligations. The obligations of the Selling Agent hereunder as to the Shares to be delivered at the Closing Date are subject to the condition that all representations and warranties and other statements of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Primary Parties shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates and to the following conditions, unless waived in writing by the Selling Agent:

         a. The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m. on the date of this Agreement, or with the consent of the Selling Agent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or the consummation of the Reorganization shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities or Blue Sky authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or threatened by the OTS, and the NASD shall not have objected to the fairness of the Selling Agent's compensation for the services to be performed hereunder.

         b. At the Closing Date, the Selling Agent shall have received the favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for their and their counsel's benefit, of Quarles & Brady LLP as to issues of federal and Wisconsin law set forth below. Such opinion may rely upon certificates of officers or directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request. The opinion of Quarles & Brady LLP shall be in form and substance to the effect that:

            1. Prior to the Charter Conversion, the Bank was validly existing and in good standing or active status under the laws of Wisconsin as a mutual savings bank, and had the full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder, and the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the FDIC and the Wisconsin Department; following the Charter Conversion, the Bank was duly organized and validly existing under the laws of the United States as a capital stock savings bank, and had the full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder, and the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the OTS; the issuance and sale of the capital stock of the Bank to the Company in the Reorganization has been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, and will be owned of record and beneficially by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

            2. Upon consummation of the Reorganization, the Company will be a corporation duly organized and validly existing and in good standing under the federal laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties.

            3. Upon consummation of the Reorganization, the MHC will have been duly organized and will be validly existing as a federally chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

            4. Each of the Primary Parties and their subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing or active status in each jurisdiction in which such qualification is and, following consummation of the Reorganization, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the Primary Parties taken as a whole.

            5. Each of the Bank's subsidiaries is validly existing and in good standing or active status under the laws of its jurisdiction of organization, and each has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the activities of each subsidiary of the Bank as described in the Registration Statement and Prospectus are permitted (i) to subsidiaries of a Wisconsin chartered savings bank by the rules, regulations, policies and practices of the Wisconsin Department, the FDIC, and any other federal or state authority having jurisdiction over such matters, and (ii) to subsidiaries of a federally-chartered savings bank and savings and loan holding company by the rules, regulations, policies and practices of the OTS and any other federal or state authority having jurisdiction over such matters; all of the outstanding stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and nonassessable except as provided in Wis. Stat. ss.180.0622(2)(b); and upon consummation of the Reorganization all such stock will be owned of record and beneficially by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            6. Upon consummation of the Reorganization, the authorized equity capital of the Company will consist of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; no shares of the Company's common stock, or securities exercisable into or exchangeable for common stock, will have been issued prior to the Closing Date (other than shares issued to the MHC and the Bank in connection with the formation of the Company); at the time of the Reorganization the Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable except as provided in Wis. Stat. ss.180.0622(2)(b); the issuance of the Shares is not subject to any preemptive rights. Upon the issuance of the Shares, against payment therefor in accordance with the Prospectus, the purchasers will have full legal title to the shares, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

            7. Each Reorganization Application has been approved by the applicable regulatory authority pursuant to the Reorganization Regulations and the Prospectus has been authorized for use by the OTS, and, to such counsel's knowledge, no action has been taken or is pending or threatened to revoke any such authorization or approval.

            8. Each Reorganization Application, as amended or supplemented, if amended or supplemented, as filed with the applicable regulatory authority complied as to form in all material respects with the requirements of the Reorganization Regulations.

            9. The OTS's approval of the Plan remains in full force and effect; the Primary Parties have conducted the Reorganization in all material respects in accordance with the requirements of the Reorganization Regulations, federal law, all other applicable regulations, decisions and orders and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed by the OTS; no order has been issued by the OTS to suspend the Charter Conversion, the Reorganization or the Merger and no action for such purpose has been instituted or, to such counsel's knowledge, threatened by the OTS; and, to such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving any Reorganization Application or the Plan.

            10. This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of the Primary Parties and is the legal, valid and binding agreement of the Bank, the Company, and the MHC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors' rights or the rights of creditors of depository institutions the deposits of which are insured by the FDIC, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy.

            11. The Registration Statement is effective under the 1933 Act and no stop order suspending effectiveness has been issued under the 1933 Act and, to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission or any state securities or Blue Sky authority.

            12. All conditions imposed by the OTS in connection with its approvals of the Reorganization Applications have been satisfied, and no further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Reorganization.

            13. At the time the Registration Statement became effective, (i) the
                Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and
                (ii) the Prospectus (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Reorganization Regulations.

            14. The information in the Registration Statement and Prospectus under the captions "Restrictions on Acquisition of Bank Mutual" and "Description of Capital Stock of Bank Mutual," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

            15. The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

            16. To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against any Primary Party or any subsidiary which are required to be disclosed in the Registration Statement and Prospectus other than those disclosed therein, and all pending legal and governmental proceedings to which any Primary Party or any subsidiary is the subject which are not disclosed in the Registration Statement, including ordinary routine litigation, are, considered in the aggregate, not material.

            17. To such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the description thereof or references thereto are correct in all material respects.

            18. To such counsel's knowledge, the Bank and its subsidiaries, and the Company and the MHC have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, taken as a whole, as described in the Registration Statement and Prospectus; all such licenses, permits and other governmental authorizations are in full force and effect; and the Bank and its subsidiaries, the Company, and the MHC are in all material respects complying therewith.

            19. The Plan has been duly adopted by the required votes of the
                Board of Directors of the Bank, the Company, the MHC, and the Bank's members.

            20. The Bank's Charter and bylaws prior to the Reorganization comply in all material respects with Wisconsin law and, after the Reorganization, will comply with federal law and regulations of the OTS. The Bank is not in violation of its Charter or bylaws. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Charter or Bylaws of the Company.

            21. The charters and by-laws of the Company and the MHC, and following the Charter Conversion, the Bank, comply in all material respects with the

                HOLA and the rules and regulations of the OTS. None of the Bank, the Company or the MHC is in violation of its charter or by-laws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Charter or Bylaws of the Bank, the Company or the MHC.

            22. To such counsel's knowledge, none of the Bank's subsidiaries are in violation of their charter or by-laws; to such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or by-laws of such subsidiary.

            23. To such counsel's knowledge, none of the Primary Parties is in violation of any directive from the Wisconsin Department, the OTS or the FDIC to make any material change in the method of conducting its business, and the Primary Parties have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Wisconsin Department, the FDIC, and the OTS).

            24. Neither the Bank, the Company nor the MHC is required to be registered as an investment company under the Investment Company Act of 1940.

            25. The Primary Parties have the power and authority to consummate the transactions contemplated by the Merger Agreement.

            26. To such counsel's knowledge, all corporate acts and other proceedings required to be taken by or on the part of the Primary Parties to consummate the Merger have been properly taken; neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles, Charter or Bylaws of any Primary Party.

            27. Except as disclosed in such opinion, to such counsel's knowledge, there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Merger Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

            28. All regulatory and governmental approvals and consents which are necessary to be obtained by the Primary Parties and their subsidiaries to permit the execution, delivery and performance of the Merger Agreement have been obtained.

            29. All conditions precedent to consummation of the Merger have been satisfied or waived, including but not limited to those referenced in the Merger Agreement, and all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired.

         Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

         c. At the Closing Date, the Selling Agent shall have received the favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for their and their counsel's benefit, of Schiff Hardin & Waite, counsel to First Northern Capital and First Northern Savings, concerning the following matters:

            1. First Northern Capital is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin, and First Northern Savings is a federally chartered savings bank duly organized in stock form, validly existing and in good standing under the laws of the United States.

            2. First Northern Capital and First Northern Savings have the corporate power and authority to carry on their respective businesses as such businesses are described in the Prospectus and, and First Northern Capital has the corporate power and authority to consummate the Merger.

            3. The Merger Agreement has been duly authorized and approved by the Boards of Directors of First Northern Capital and First Northern Savings, the Merger Agreement and the Merger have been approved by the requisite vote of First Northern Capital's shareholders, the Merger Agreement has been duly executed and delivered by First Northern Capital and First Northern Savings and the Merger Agreement constitutes the valid and binding obligation of First Northern Capital and First Northern Savings, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. To such counsel's actual knowledge, no other corporate acts or proceedings, other than as specifically contemplated by the Merger Agreement, are required to be taken by First Northern Capital or First Northern Savings in order to consummate the Merger.

            4. To such counsel's actual knowledge, all federal and state banking agency approvals, consents, authorizations or notifications required to be received or made by First Northern Capital or First Northern Savings prior to consummation of the Merger have been properly obtained or made; neither the execution and delivery of the Merger Agreement nor the consummation of the Merger, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation, Charter or Bylaws of First Northern Capital or First Northern Savings; or (ii) to the actual knowledge of such counsel, violate any federal or state banking statute, rule or regulation applicable to First Northern Capital and First Northern Savings, which would have a material adverse effect on the financial condition, assets, liabilities, or business of First Northern Capital and First Northern Savings; to the actual knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, federal or state banking regulatory authority or other federal or state banking governmental body other than as specifically contemplated by the Merger Agreement is required for the consummation by First Northern Capital and First Northern Savings of the Merger.

            5. To such counsel's actual knowledge, there are no actions, suits, proceedings, or investigations of any nature pending or threatened that challenge the validity or legality of the Merger or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of the Merger.


            6. To such counsel's actual knowledge, there is no litigation, appraisal or other judicial or administrative proceeding or governmental investigation pending or threatened against or relating to the business or property of First Northern Capital or First Northern Savings which would have a materially adverse effect on the consolidated financial condition of First Northern Capital, or any legal impediment to the continued operation of the properties and business of First Northern Capital and First Northern Savings in the ordinary course after the consummation of the Merger.

         Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

         d. At the Closing Date, the Selling Agent shall have received a letter of Quarles & Brady LLP, addressed to the Selling Agent, dated the Closing Date, in form and substance to the effect that during the preparation of the Reorganization Applications, the Registration Statement and the Prospectus, such counsel participated in conferences with management of and the independent certified public accountants for the Primary Parties. Based upon such conferences and such review of corporate records of the Primary Parties as such counsel conducted in connection with the preparation of the Registration Statement and Reorganization Applications, nothing has come to their attention that would lead them to believe that any Reorganization Application, the Registration Statement, the Prospectus or any amendment or supplement thereto (other than financial statements, stock valuation information and other financial and statistical data included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         e. At the Closing Date, the Selling Agent shall have received the favorable opinion, dated as of the Closing Date, of Luse Lehman Gorman Pomerenk & Schick, counsel for the Selling Agent, with respect to such matters as the Selling Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel shall reasonably request.

         f. At the Closing Date, the Selling Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition or in the net income, capital, properties, affairs or prospects of the Primary Parties taken as a whole, whether or not arising in the ordinary course of business; (ii) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Primary Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Reorganization; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; and (v) no order suspending the Offering, the Reorganization or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been issued and no proceedings for that purpose have been initiated or threatened by the OTS.

         g. Prior to and at the Closing Date: (i) there shall have been no material adverse change in the financial condition or in the net income, affairs or prospects of the Primary Parties taken as a whole since the respective dates as of which information is given in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by any Primary Party since the latest dates as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) no Primary Party shall have received from the OTS or any other government agency any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Selling Agent) or which would materially and adversely affect its business, operations, financial condition or net income;
(iv) no Primary Party shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of any Primary Party, threatened against any Primary Party or subsidiary or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or net income of the Primary Parties taken as a whole; and (vi) the Shares shall have been qualified or registered for offering and sale, or exempted from registration, under the securities or Blue Sky laws of the jurisdictions set forth in the Blue Sky Survey prepared by Luse Lehman Gorman Pomerenk & Schick, a Professional Corporation.

         h. Concurrently with the execution of this Agreement, the Selling Agent and the Primary Parties shall receive a letter from Ernst & Young dated the date hereof and addressed to the Selling Agent: (i) confirming that Ernst & Young is a firm of independent certified public accountants with respect to the Bank within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning its relationship with or interests in any Primary Party is required to be disclosed in the Prospectus, and stating in effect that in its opinion the consolidated financial statements of the Bank included in the Prospectus and covered by its opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing has come to its attention which causes it to believe that: (A) the unaudited consolidated financial statements of the Bank included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by the Bank; or (D) there was any material decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest consolidated balance sheet included in the Prospectus or any material decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest consolidated income statement included in the Prospectus and ended on the latest month end of the most recently available financial report prepared by the Bank as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause
(ii) of this paragraph (e), it has compared with the general accounting records of the Bank's accounting system and other data prepared by the Bank directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

         i. Concurrently with the execution of this Agreement, the Selling Agent, and the Primary Parties shall receive a letter from Wipfli dated the date hereof and addressed to the Selling Agent: (i) confirming that Wipfli is a firm of independent certified public accountants with respect to First Northern Capital and First Northern Savings within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning its relationship with or interests in First Northern Savings or First Northern Capital is required to be disclosed in the Prospectus, and stating in effect that in its opinion the consolidated financial statements of First Northern Capital included in the Prospectus and covered by its opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of First Northern Capital prepared by First Northern Capital, a reading of the minutes of the meetings of the Board of Directors and stockholders of First Northern Capital and consultations with officers of First Northern Capital responsible for financial and accounting matters, nothing has come to its attention which causes it to believe that: (A) the unaudited consolidated financial statements of First Northern Capital included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by First Northern Capital or First Northern Savings; or (D) there was any material decrease in stockholders' equity of First Northern Capital at the date of such letter as compared with amounts shown in the latest consolidated balance sheet included in the Prospectus or any material decrease in net income or net interest income of First Northern Capital for the number of full months commencing immediately after the period covered by the latest consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), it has compared with the general accounting records of First Northern Capital and/or First Northern Savings, as applicable, accounting system and other data prepared by First Northern Capital and/or First Northern Savings, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

         j. At the Closing Date, the Selling Agent shall receive letters from each of Ernst & Young and Wipfli, dated the Closing Date, addressed to the Selling Agent, confirming the statements made by them in the letter delivered by it pursuant to paragraph (e) of this Section 9, the "specified date" referred to in clause (ii) (C) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

         k. At the Closing Date, the Selling Agent shall have received a letter from RP Financial, dated as of the Closing Date, confirming the Independent Valuation.

         l. At the Closing Date, counsel to the Selling Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Primary Parties in connection with the Reorganization and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Selling Agent and counsel to the Selling Agent.

         m. The Primary Parties shall not have sustained since the date of the latest audited consolidated financial statements included in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, which is in the judgment of the Selling Agent sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         n. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading fixed, or maximum ranges for prices for securities required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operation of commercial banks, federal or state savings and loan associations or savings banks in Wisconsin or a general moratorium on the withdrawal of deposits from commercial banks, federal or state savings and loan associations or savings banks in Wisconsin declared by either federal or Wisconsin authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, a national emergency or war; or (iv) a material decline in the price of equity or debt securities, if the effect of such a decline, in the judgment or the Selling Agent, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         o. If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, this Agreement and all of the Selling Agent's obligations hereunder may be canceled by the Selling Agent by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Primary Parties jointly and severally agree to reimburse the Selling Agent for all of the Selling Agent's out-of-pocket expenses reasonably incurred by the Selling Agent, including any legal fees (and out-of- pocket expenses) to be paid to the Selling Agent's counsel, subject to the limits expressed in Section 6 hereof, and an advisory and administrative services fee of $100,000, the Management Fee referred to in
Section 1.

         p. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of First Northern Capital, First Northern Savings or any subsidiary has or will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of First Northern Capital and First Northern Savings taken as a whole. For purposes of this paragraph, obligations for borrowed money do not include deposits.

         SECTION 10.  Termination.

         a. In the event the Company fails to sell the minimum number of Shares in the Offering as set forth in the Prospectus and does not modify the Offering within the period specified in, and in accordance with the provisions of, the Plan or as required by the Reorganization Regulations, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest, as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Primary Parties as set forth in Sections 1, 6, 7 and 8 hereof.

         b. This Agreement may be terminated by the Selling Agent, with respect to the Selling Agent's obligations hereunder, by notifying the Company at any time or prior to the Closing Date, if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement or if the Reorganization has not been completed by March 31, 2001.

         SECTION 11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Primary Parties and the Selling Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Selling Agent or any of the Selling Agent's officers or directors or any person controlling the Selling Agent, or the Primary Parties, or any of their respective officers or directors or any person controlling the Primary Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

         SECTION 12. Miscellaneous. Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to Ryan, Beck at 401 City Avenue, Suite 902, Bala Cynwyd, Pennsylvania 19004 (Attention: Michelle Darcey, First Vice President), with a copy to Luse Lehman Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, NW., Washington, D.C. 20015 (Attention: Robert B. Pomerenk, Esq.) and (b) to the Primary Parties at the Bank's principal office (Attention: Michael T. Crowley, Jr., President and Chief Executive Officer), with a copy to Quarles & Brady LLP 411 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202-4492 (Attention: James D. Friedman, Esq.).

         This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Shares merely by reason of such purchase.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         Time shall be of the essence of this Agreement.

         This Agreement may be signed in various counterparts which together will constitute one agreement.

         This Agreement shall become effective immediately.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Selling Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.



MUTUAL SAVINGS BANK                                   BANK MUTUAL CORPORATION


By:      /s/                                          By: /s/
         ---------------------------------------          ----------------------------------------
         Michael T. Crowley, Jr., President and           Michael T. Crowley, Jr., Chairman and
         Chief Executive Officer                          Chief Executive Officer


MUTUAL SAVINGS BANCORP, MHC


By:      /s/
         ---------------------------------------
         Michael T. Crowley, Jr., President and
         Chief Executive Officer


RYAN, BECK & CO.


By:      /s/
         ---------------------------------------
         Michelle Darcey, First Vice President

                                    EXHIBIT A

                                Engagement Letter
                                  and Amendment

                                    EXHIBIT B

                           Selected Dealers' Agreement

                        MASTER SELECTED DEALER AGREEMENT




                                                             September ___, 2000


Ryan Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Gentlemen:

         (1) General. We understand that Ryan Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

         (2) Conditions of Offering, Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written

Communication, acceptances, and other communications by us with respect to any Offering should be sent to Ryan Beck. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities.

         Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

         (3)      Representations, Warranties and Agreements.

                  (a) Prospectuses. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (Exchange Act) and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in an Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

                  (b) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e).

                  (c) Stabilization and Overallotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

                  (d) Open Market Transactions. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

                  (e) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member we agree that in making sales of the Securities we will comply with all applicable Rules of the

NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Rule 274 of the Conduct Rules. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America we agree to comply as though we were a member with such Interpretation and Rule 2730, 2740 and 2750 of the Conduct Rules of the NASD and to comply with Rule 2420 of the Conduct Rules of the NASD as it applies to a nonmember broker or dealer in a foreign country.

                  (f) Relationship among Underwriters and Selected Dealers. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

                  (g) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

                  (h) Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, and the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

         (4) Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) with regard to any Offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

         (5) Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

         (6) Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

         By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                         Very truly yours,


                                         ---------------------------------------
                                         (Name of Firm)

                                         By:
                                            ------------------------------------

Confirmed, as of the date first above written.

RYAN, BECK & CO., INC.

By:
     --------------------------------------

     -------------------------

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                                       B-6